Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13(a)-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Kenneth Siegel, certify that:

1. I have reviewed this Annual Report on Form 10-K of SenesTech, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 20, 2020	/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer